SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                     First Federal Financial Services, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                  Federal                             37-1413556
----------------------------------------   ------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


300 St. Louis Street,
Edwardsville, Illinois                                  62025
----------------------------------------   ---------------------------------
(Address of Principal Executive Offices)              (Zip Code)

    If this form relates to                If this form relates to
    the registration of a                  the registration of a
    class of securities pursuant           class of securities pursuant
    to Section 12(b) of the                to Section 12(g) of the
    Exchange Act and is effective          Exchange Act and is effective
    pursuant to General Instruction        pursuant to General Instruction
    A.(c), please check the following      A.(d), please check the following
    box.  |_|                              box.  |X|

         Securities Act registration statement file number to which this form relates: 333-113615

         Securities to be registered pursuant to Section 12(b) of the Act:

            None                                            N/A
--------------------------------------------------------------------------------
       (Title of Class)                        (Name of Each Exchange on Which
                                                Each Class is to be Registered)

         Securities to be registered pursuant to Section 12(g) of the Act:

                    Common stock, par value $0.10 per share
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
-----------------------------------------------------------------

         For a description of the Registrant's securities, reference is made to "Description of Capital Stock of First Federal Financial Services, Inc.," "Our Policy Regarding Dividends" and "Market for Our Common Stock" in the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-113615), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on the Acquisition of First Federal Financial Services, Inc. and First Federal" in the Registrant's prospectus.

Item 2.  Exhibits.
------------------

1. Registration Statement on Form SB-2 (Registration Number 333-113615) dated March 15, 2004, as amended on March 26, 2004, April 29, 2004, May 10, 2004 and May 12, 2004, is hereby incorporated by reference.

2. Federal stock charter (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2 as filed on March 15, 2004).

3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form SB-2 as filed on March 15, 2004).

4. Specimen stock certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form SB-2 as filed on March 15, 2004).

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       FIRST FEDERAL FINANCIAL SERVICES, INC.



Date:    June 24, 2004                 By: /s/Larry W. Mosby
                                           -------------------------------------
                                           Larry W. Mosby
                                           President and Chief Executive Officer